UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2010

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 22, 2010, Salix Pharmaceuticals, Ltd. issued a press release announcing it will report fourth quarter 2009 and full year 2009 financial results following the close of the U.S. financial markets on Tuesday, March 9, 2010. A copy of this press release is attached as Exhibit 99.1.

In addition, on February 22, 2010, Salix issued a press release announcing that it will present at three investment conferences in March 2010. A copy of this press release is attached as Exhibit 99.2.

On February 23, 2010, Salix issued a press release announcing that NASDAQ halted trading of the Company’s common stock as of that morning, coinciding with the FDA Advisory Committee Review of XIFAXAN® (rifaximin) Tablets, 550 mg NDA. A copy of this press release is attached as Exhibit 99.3.

Also, on February 23, 2010, Salix issued a press release announcing that the Gastrointestinal Drugs Advisory Committee of the FDA has recommended by a vote of 14 to 4 in favor of the approval of XIFAXAN® (rifaximin) Tablets, 550 mg for the maintenance of remission of hepatic encephalopathy. A copy of this press release is attached as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated February 22, 2010.

99.2	Press release dated February 22, 2010.

99.3	Press release dated February 23, 2010.

99.4	Press release dated February 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: February 24, 2010
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer